Execution Version 409835-FRASR01A - MSW Up to EUR 50,000,000.00 Revolving Credit Agreement dated 25 July 2022 for SIGNA Sports United N.V. as Borrower with SIGNA Holding GmbH as Lender Skadden, Arps, Slate, Meagher & Flom LLP Taunusturm, Taunustor 1 60310 Frankfurt am Main Germany 1 409835-FRASR01A - MSW CONTENTS CLAUSE ................................................................................................................................. PAGE 1. Definitions and interpretation ............................................................................................. 2 2. The Facility ......................................................................................................................... 7 3. Purpose ................................................................................................................................ 7 4. Conditions of Utilisation ..................................................................................................... 8 5. Utilisation ............................................................................................................................ 8 6. Repayment .......................................................................................................................... 9 7. Prepayment and cancellation .............................................................................................. 9 8. Interest ............................................................................................................................... 11 9. Interest Periods .................................................................................................................. 12 10. Change to the calculation of Interest - Unavailability of Screen Rate .............................. 12 11. Fees ................................................................................................................................... 12 12. Tax gross up and indemnities ............................................................................................ 13 13. Other indemnities .............................................................................................................. 17 14. Mitigation by the Lender ................................................................................................... 18 15. Costs and expenses ............................................................................................................ 19 16. Information undertakings .................................................................................................. 19 17. General undertakings ........................................................................................................ 21 18. Events of Default .............................................................................................................. 28 19. Changes to the Lender ....................................................................................................... 30 20. Changes to the Borrower ................................................................................................... 32 21. Exclusion of liability ......................................................................................................... 32 22. Payment mechanics ........................................................................................................... 33 23. Set-off ................................................................................................................................ 34 24. Notices .............................................................................................................................. 34 25. Calculations and certificates ............................................................................................. 35 26. Partial invalidity and unintentional gaps ........................................................................... 36 27. Remedies and waivers ....................................................................................................... 36 28. Amendments and waivers ................................................................................................. 36 29. Confidential Information ................................................................................................... 36 30. Conclusion of this Agreement ........................................................................................... 38 31. Governing law ................................................................................................................... 39 32. Enforcement ...................................................................................................................... 39 THE SCHEDULES SCHEDULE ............................................................................................................................ PAGE SCHEDULE 1 CONDITIONS PRECEDENT ............................................................................. 40 SCHEDULE 2 UTILISATION REQUEST .................................................................................. 41 SCHEDULE 3 FORM OF TRANSFER AGREEMENT ............................................................. 42 2 409835-FRASR01A - MSW THIS AGREEMENT is dated 26 July 2022 (the "Agreement") and made between: (1) SIGNA Sports United N.V. as borrower (the "Borrower"); and (2) SIGNA Holding GmbH as lender (the "Lender"). IT IS AGREED as follows: 1. Definitions and interpretation 1.1 Definitions In this Agreement: "Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company. "Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration. "Availability Period" means the period from and including the date of this Agreement to and including the date falling one (1) month prior to the Termination Date. "Available Commitment" means the Lender's Commitment under the Facility minus (i) the amount of its participation in any outstanding Loans under the Facility; and (ii) in relation to any proposed Utilisation, the amount of its participation in any Loans that are due to be made under that Facility on or before the proposed Utilisation Date, (other than the Lender's participation in Loans under the Facility that is due to be repaid or prepaid on or before the proposed Utilisation Date). "Available Facility" means the aggregate for the time being of the Lender's Available Commitment in respect of the Facility. "Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in Berlin and in relation to a date for payment in euro, a day which is a TARGET Day. "Civil Code" means Bürgerliches Gesetzbuch (BGB). "Code" means the U.S. Internal Revenue Code of 1986. "Commitment" means, as of the date of this Agreement EUR 50,000,000 to the extent not cancelled or reduced under this Agreement. "Confidential Information" means all information relating to the Borrower, the Finance Documents or the Facility of which the Lender becomes aware in its capacity as, or for the purpose of becoming, the Lender or which is received by the Lender in relation to, or for the purpose of becoming, the Lender under the Finance Documents or the Facility from the Borrower, the Shareholder or any of its advisers in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that: (i) is or becomes public information other than as a direct or indirect result of any breach by the Lender of Clause 29 (Confidential Information); 3 409835-FRASR01A - MSW (ii) is identified in writing at the time of delivery as non-confidential by the Borrower, the Shareholder or any of its advisers; or is known by the Lender before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by the Lender after that date, from a source which is, as far as the Lender is aware, unconnected with the Borrower or the Shareholder and which, in either case, as far as the Lender is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality. "Confidentiality Undertaking" means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between the Borrower and the Lender. "Default" means an Event of Default or any event or circumstance specified in Clause 18 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default. "EURIBOR" means, in relation to any Loan in euro: the applicable Screen Rate as of 11 a.m. on the Quotation Day for euro and for a period equal in length to the Interest Period of that Loan; or as otherwise determined pursuant to Clause 10 (Change to the Calculation of Interest - Unavailability of Screen Rate), and if, in either case, that rate is less than zero, EURIBOR shall be deemed to be zero. "Event of Default" means any event or circumstance specified as such in Clause 18 (Events of Default). "Facility" means the revolving loan facility made available under this Agreement as described in Clause 2 (The Facility). "FATCA" means: (a) sections 1471 to 1474 of the Code or any associated regulations; (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the U.S. and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or (c) any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the U.S. Internal Revenue Service, the U.S. government or any governmental or taxation authority in any other jurisdiction. "FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA. "FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction. "Finance Document" means this Agreement, any Transaction Security Document and any other document designated as such by the Lender and the Borrower. "Financial Indebtedness" means any indebtedness for or in respect of: (a) moneys borrowed; (b) any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

4 409835-FRASR01A - MSW (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, commercial papers, debentures, loan stock or any similar instrument; (d) any other instrument which is to be accounted for as financial indebtedness according to IFRS (including IFRS 16); (e) receivables sold or discounted (other than any receivables to the extent they are sold or discounted on a non-recourse basis), except for any payment methods in the ordinary course of business (e.g. "Klarna Bank AB") which shall not be considered Financial Indebtedness hereunder; (f) any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing, except for the existing purchasing group cooperation with Sport2000/DZB and Intersport which shall not be considered as Financial Indebtedness hereunder; (g) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account); (h) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and (i) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above. "GAAP" means generally accepted accounting principles, standards and practices in the Netherlands or, as applicable, in Germany including, where permitted by applicable law, IFRS. "Group" means the Borrower and its Subsidiaries from time to time. "Holding Company" means, in relation to a person, any other person in respect of which it is a Subsidiary. "IFRS" means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements. "Interest Period" means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest). "Interpolated Screen Rate" means, in relation to any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between: (a) the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and (b) the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan, each as of 11 a.m. for the currency of that Loan. "LBBW RCF" means the EUR 100,000,000 revolving loan facility agreement dated 5 May 2021 (as amended from time to time) by and between, inter alios, SIGNA GmbH as borrower and Landesbank 5 409835-FRASR01A - MSW Baden-Württemberg as, inter alia, mandated lead arranger, agent (the "LBBW RCF Agent") and security agent (as amended, supplemented, extended or restated from time to time). "LBBW RCF Finance Parties" has the same meaning ascribed to the term finance party in the LBBW RCF. "LMA" means the Loan Market Association. "Loan" means any loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan. "Margin" means 5 per cent. per annum. "Material Adverse Effect" means a material adverse effect on or material adverse change in: (a) the business, operations, assets, condition (financial or otherwise) of the Borrower or the Group taken as a whole; (b) the ability of the Borrower to perform its material obligations under any Finance Document; or (c) subject to any limiting general principles of law which are usually referred to in legal opinions delivered in this type of transaction, the validity or enforceability of (or the effectiveness or ranking of, any Security granted or purported to be granted under) of any Finance Document which is adverse to the interests of the Lender, unless such defect is capable of remedy and is remedied within ten (10) Business Days of the earlier of (i) the Lender giving notice to the Borrower and (ii) the Borrower becoming aware of such defect or the rights or remedies of the Lender under any of the Finance Documents. "New Lender" has the meaning given to that term in Clause 19 (Changes to the Lender). "Participating Member State" means any member state of the European Union that adopts or has adopted, and in each case continues to adopt, the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union. "Party" means a party to this Agreement. "Quotation Day" means, in relation to any period for which an interest rate is to be determined two TARGET Days before the first day of that period (unless market practice differs in the Relevant Market for that currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days)). "Relevant Market" means the European interbank market. "Rollover Loan" means one or more Loans: (a) made or to be made on the same day that a maturing Loan under the Facility is due to be repaid; (b) the aggregate amount of which is equal to or less than the amount of the maturing Loan; and (c) made or to be made to the Borrower for the purpose of refinancing that maturing Loan. "Security" means a mortgage, land charge (Grundschuld), transfer of title by way of security, assignment by way of security, pledge or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect. 6 409835-FRASR01A - MSW "Screen Rate" means in relation to EURIBOR, the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Lender may specify another page or service displaying the relevant rate after consultation with the Borrower. "Share Pledge Agreement" means the German law governed share pledge Agreement relating to all shares and ancillary rights in SIGNA GmbH. "SIGNA GmbH" means SIGNA Sports United GmbH. "Subsidiary" means a subsidiary within the meaning of sections 15 – 17 German Stock Corporation Act (Aktiengesetz). "TARGET2" means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007. "TARGET Day" means any day on which TARGET2 is open for the settlement of payments in euro. "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same). "Termination Date" means 31 May 2025. "Transaction Security" means the Security created or expressed to be created in favour of the Lender pursuant to the Transaction Security Documents. "Transaction Security Documents" means the Share Pledge Agreement together with any other document creating or expressed to create any Security over all or any part of the respective grantor's assets in respect of the obligations of the Borrower under any of the Finance Documents. "Transfer Agreement" means an agreement substantially in the form set out in Schedule 3 (Form of Transfer Agreement) or any other form agreed between the Lender and the Borrower. "Transfer Date" means, in relation to a transfer, the later of: (a) the proposed Transfer Date specified in the Transfer Agreement; and (b) the date on which the New Lender executes the Transfer Agreement. "Unpaid Sum" means any sum due and payable but unpaid by the Borrower under the Finance Documents. "U.S." means the United States of America. "U.S. Tax Obligor" means: (a) a Borrower which is resident for tax purposes in the U.S.; or (b) a Borrower some or all of whose payments under the Finance Documents are from sources within the U.S. for U.S. federal income tax purposes. "Utilisation" means a utilisation of the Facility. "Utilisation Date" means the date of a Utilisation, being the date on which the Loan is to be made. "Utilisation Request" means a notice substantially in the form set out in Schedule 2 (Utilisation Request). 7 409835-FRASR01A - MSW "VAT" means value added tax as provided for in the German Value Added Tax Act (Umsatzsteuergesetz) and any other tax of a similar nature. 1.2 Construction (a) Unless a contrary indication appears, any reference in this Agreement to: (i) a "Finance Document" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated; (ii) "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent; (iii) a "person" includes any individual (natürliche person), legal person (juristische Person) organised under private or public law, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other association of joint ownership (Gesamthandsgemeinschaft) or other entity (whether or not having separate legal personality); (iv) a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation; (v) a provision of law is a reference to that provision as amended or re-enacted; and (vi) a time of day is a reference to Frankfurt time. (b) Section, Clause and Schedule headings are for ease of reference only. (c) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement. (d) A Default is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been waived. 1.3 Currency symbols and definitions "€", "EUR" and "euro" denote the single currency of the Participating Member States. 2. The Facility Subject to the terms of this Agreement, the Lender makes available to the Borrower a revolving loan facility in an aggregate amount equal to the Commitment. 3. Purpose 3.1 Purpose The Borrower shall apply all amounts borrowed by it towards financing the working capital needs, capital expenditures and general corporate purposes of the Group (but excluding M&A acquisitions). 3.2 Monitoring The Lender is not bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

8 409835-FRASR01A - MSW 4. Conditions of Utilisation 4.1 Initial conditions precedent The Lender will only be obliged to make its participation in each Loan available by the Utilisation Date in relation to any Utilisation if on or before the Utilisation Date for that Utilisation, (i) the Lender has received all of the documents and other evidence listed in Schedule 1 (Conditions precedent) in form and substance satisfactory to it (acting reasonably). The Lender shall notify the Borrower promptly upon being so satisfied. 4.2 Further conditions precedent The Lender will only be obliged to make its participation in each Loan available by the Utilisation Date in relation to a Utilisation if on the date of the Utilisation Request and on the proposed Utilisation Date: (a) other than in the case of a Rollover Loan, no Default is continuing or would result from the proposed Utilisation; and (b) in case of a Rollover Loan, no Event Default has occurred and is continuing or would result from the proposed Utilisation. 4.3 Maximum number of Loans The Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation more than ten (10) Loans would be outstanding. 5. Utilisation 5.1 Delivery of a Utilisation Request The Borrower may utilise the Facility by delivery to the Lender of a duly completed Utilisation Request not later than 3 p.m. two (2) Business Days before the Utilisation Date. 5.2 Completion of a Utilisation Request (a) The Utilisation Request is irrevocable and will not be regarded as having been duly completed unless: (i) the proposed Utilisation Date is a Business Day within the Availability Period; and (ii) the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and (iii) the proposed Interest Period complies with Clause 9 (Interest Periods). (b) Only one Loan may be requested in each Utilisation Request. 5.3 Currency and amount (a) The currency specified in a Utilisation Request must be euro. (b) The amount of the proposed Loan must be a minimum of EUR 1,000,000 for the Facility (or if less), the Available Facility. 5.4 Cancellation of Commitment The Commitment which, at that time, is not utilised shall be immediately cancelled at the end of the Availability Period. 9 409835-FRASR01A - MSW 6. Repayment 6.1 Repayment of the Loan The Borrower which has drawn a Loan under the Facility shall repay that Loan on the last day of its Interest Period. 7. Prepayment and cancellation 7.1 Illegality If, in any applicable jurisdiction, it becomes unlawful or contrary to any law, regulation or order in any jurisdiction for the Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain the Loan or it becomes unlawful for any Affiliate of the Lender for the Lender to do so: (a) the Lender shall promptly notify the Borrower upon becoming aware of that event; (b) upon the Lender notifying the Borrower, the Commitment will be immediately cancelled; and (c) the Borrower shall repay the Loan on the last day of the Interest Period for each Loan occurring after the Lender has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Borrower (being no earlier than the last day of any applicable grace period permitted by law) and the Commitment shall be cancelled in the amount repaid. 7.2 Change of control (a) If any person or group of persons acting in concert, other than Familie Benko Privatstiftung, gains control of the Borrower: (i) the Borrower shall promptly notify the Lender upon becoming aware of that event; (ii) the Lender shall not be obliged to fund an Utilisation (except for a Rollover Loan); and (iii) if the Lender requires by not less than five (5) days' notice to the Borrower, cancel the Commitment and declare the participation of the Lender in all outstanding Loans together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Commitment of the Lender will be cancelled and all such outstanding Loans and amounts will become immediately due and payable. (b) For the purpose of paragraph (a) above: (i) "control" means acquiring at any time directly or indirectly 50 per cent. or more of the voting rights in the Borrower or 50 per cent. or more of the capital in the Borrower or otherwise exercises control within the meaning of section 17 German Stock Corporation Act (AktG); and (ii) "acting in concert" (gemeinsam handelnd) has the meaning given to it in section 2 of paragraph 5 of the German Takeover Act (Wertpapiererwerbs- und Übernahmegesetz). 10 409835-FRASR01A - MSW 7.3 Mandatory Partial Prepayment (a) In this Agreement: "Capital Markets Issue" means any Financial Indebtedness raised by the Borrower following the first Utilisation Date pursuant to any public or private bond (including, for the avoidance of doubt, any convertible or hybrid bond), note or other debt linked capital markets sale, offer or issue by the Borrower. "Debt Financing" means any Financial Indebtedness incurred by the Borrower following the first Utilisation Date pursuant to any debt facility (excluding any Capital Markets Issue). "Equity Raising" means any public or private equity capital markets sale, offer or issue following the first Utilisation Date by the Borrower. "Net Capital Markets Issue Proceeds" means any means, in connection with any Capital Markets Issue, any cash received by the Borrower as proceeds raised by that Capital Markets Issue, less all Taxes and costs and expenses incurred by the Borrower in respect of that Capital Markets Issue. "Net Debt Financing Proceeds" means, in connection with any Debt Financing, any cash or cash equivalents received by the Borrower as proceeds raised by that Debt Financing less all Taxes and costs and expenses incurred by the Borrower by in respect of that Debt Financing. "Net Equity Raising Proceeds" means, in connection with any Equity Raising, any cash received by the Borrower as proceeds raised by that Equity Raising less all Taxes and costs and expenses incurred by the Borrower in respect of that Equity Raising. "Net Financing Proceeds" means any Net Capital Market Issue Proceeds, any Net Debt Financing Proceeds and any Net Equity Raising Proceeds exceeding (individually or in aggregate) EUR 100,000,000. (b) Subject to Clause 7.6 (Restrictions), upon receipt of any Net Financing Proceeds (in each case received at any time after the first Utilisation Date), the Borrower must promptly notify the Lender and apply an amount equal to such Net Financing Proceeds in prepayment of the Loans (together with any interest accrued on the prepaid amount) on the on the last day of the Interest Period for each Loan occurring after the receipt of the relevant Net Proceeds and the Commitment shall be cancelled in the amount repaid. 7.4 Voluntary cancellation The Borrower may, if it gives the Lender not less than five (5) Business Days' (or such shorter period as the Lender may agree) prior notice, cancel the whole or any part of the Available Facility (but, if in part, being an amount that reduces the Available Facility by a minimum amount of EUR 1,000,000). Any cancellation under this Clause 7.4 shall reduce the Commitment of the Lender. 7.5 Voluntary prepayment of the Loans The Borrower may, if it gives the Lender not less than five (5) Business Days' (or such shorter period as the Lender may agree) prior notice, prepay the whole or any part of the Loan (but, if in part, being an amount that reduces the amount of the Loan by a minimum amount of EUR 1,000,000). 7.6 Restrictions (a) Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall 11 409835-FRASR01A - MSW specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment. (b) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and without premium or penalty. (c) Unless a contrary indication appears in this Agreement, any part of the Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement. (d) The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitment except at the times and in the manner expressly provided for in this Agreement. (e) No amount of the Commitment cancelled under this Agreement may be subsequently reinstated. (f) If all or part of a Loan is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent)), an amount of the Commitment (equal to the amount of the Loan which is repaid or prepaid) in respect of the Facility will be deemed to be cancelled on the date of repayment or prepayment. 8. Interest 8.1 Calculation of interest The rate of interest on each Loan for each Interest Period is the percentage per annum which is the aggregate of the applicable: (i) Margin; and (ii) EURIBOR. 8.2 Payment of interest The Borrower shall pay accrued interest on that Loan on the last day of each Interest Period (and if the Interest Period is longer than three (3) months, on the dates falling quarterly intervals after the first day of the Interest Period). 8.3 Default interests (a) If the Borrower fails to pay any amount (other than interest) payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which is the sum of 1 per cent per annum and the rate which, subject to paragraph (d) below, would have been payable if the overdue amount had, during the period of non-payment, constituted a loan in the currency of the overdue amount for successive Interest Periods. (b) If the Borrower fails to pay interest payable by it under the Finance Documents on its due date, lump sum damages (pauschalierter Schadensersatz) shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (d) below, is the sum of 1 per cent per annum and the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods. In the case of lump sum damages, the Borrower shall be free to prove that no damages have arisen or that damages have not arisen in the asserted amount.

12 409835-FRASR01A - MSW (c) This Clause 8.3 shall not limit or affect the right of the Lender to demand compensation for damages exceeding the default interest payable hereunder. (d) If any overdue amount consists of all or part of the Loan which became due on a day prior to the Termination Date: (i) the first Interest Period for that overdue amount shall be of a duration equal to the period to the Termination Date; and (ii) the rate of interest applying to the overdue amount during that first Interest Period shall be the sum of 1 per cent per annum and the rate which would have applied if the overdue amount had not become due. (e) Any interest or lump sum accruing under this Clause 8.3 shall be immediately payable by the Borrower on demand by the Lender. 9. Interest Periods 9.1 Selection of Interest Periods (a) The Borrower may select an Interest Period for a Loan in the Utilisation Request for that Loan. (b) Subject to this Clause 9, the Borrower may select an Interest Period of twelve (12) months or any other period agreed between the Borrower and the Lender in relation to the relevant Loan. (c) An Interest Period for a Loan shall not extend beyond the Termination Date. (d) A Loan has one Interest Period only. 9.2 Non-Business Days If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not). 10. Change to the calculation of Interest - Unavailability of Screen Rate (a) Interpolated Screen Rate: If no Screen Rate is available for EURIBOR for the Interest Period of a Loan, the applicable EURIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that Loan. (b) Reference Bank: If no Screen Rate is available (or can not otherwise be obtained by the Lender) for EURIBOR for the Interest Period of a Loan and it is not possible to calculate the Interpolated Screen Rate, the applicable EURIBOR shall be the arithmetic mean (rounded upward to four decimal places) of the rates as supplied to the Lender at its request quoted by Landesbank Baden Württemberg and a second reputable German or Austrian financial institution to leading banks in the European interbank market (or shall be determined as otherwise agreed between the Borrower and the Lender). 11. Fees 11.1 Commitment fee (a) The Borrower shall pay to the Lender a fee computed at the rate of 30 per cent. per annum of the then applicable Margin on that Lender's Available Commitment under the Facility for the Availability Period. 13 409835-FRASR01A - MSW (b) The accrued commitment fee, calculated in accordance with this Agreement (in particular Clause 25.2 (Day count convention), is payable in arrears on the last day of each successive period of three (3) months which ends during the relevant Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the Lender's Commitment at the time the cancellation is effective. 11.2 Arrangement Fee The Borrower shall pay the (initial) Lender an arrangement fee in the amount of 0.50 per cent. flat of the initial Commitment. 12. Tax gross up and indemnities 12.1 Definitions (a) In this Agreement: "Exempt Lender" means, in relation to a Borrower, a Lender which is (otherwise than by reason of being a Treaty Lender) able to receive interest from that Borrower without a Tax Deduction imposed by the jurisdiction of incorporation of the relevant Borrower at any time when it becomes a Lender. "Protected Party" means the Lender which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document. "Qualifying Lender" means in respect of interest payable by a Borrower, a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is: (A) lending through an office in the jurisdiction of incorporation of the relevant Borrower; or (B) a Treaty Lender; or (C) an Exempt Lender. "Tax Credit" means a credit against, relief or remission for, or repayment of any Tax. "Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction. "Tax Payment" means either the increase in a payment made by the Borrower to the Lender under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity). "Treaty Lender" means a Lender which: (i) is treated as a resident of a Treaty State; and (ii) does not carry on a business in jurisdiction of incorporation of the relevant Borrower through a permanent establishment with which that Lender's participation in the Loan is effectively connected. "Treaty State" means a jurisdiction having a double taxation agreement (a "Treaty") with the jurisdiction of incorporation of the relevant Borrower which makes provision for full exemption for tax imposed by the jurisdiction of incorporation of such Borrower on interest. 14 409835-FRASR01A - MSW 12.2 Tax gross-up (a) The Borrower shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law. (b) The Borrower shall promptly upon becoming aware that the Borrower must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Lender accordingly. Similarly, the Lender shall notify the Borrower on becoming so aware in respect of a payment payable to the Lender. (c) If a Tax Deduction is required by law to be made by the Borrower, the amount of the payment due from the Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. (d) A payment shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by the jurisdiction of incorporation of the relevant Borrower if on the date on which the payment falls due: (i) the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or published concession of any relevant taxing authority; or (ii) the relevant Lender is a Treaty Lender and the Borrower making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (g) below. (e) If the Borrower is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law. (f) Within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower shall deliver to the Lender evidence reasonably satisfactory to the Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority. (g) A Treaty Lender and the Borrower which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Borrower to obtain authorisation to make that payment without a Tax Deduction. 12.3 Tax indemnity (a) The Borrower shall (within three (3) Business Days of demand by that Protected Party) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document. (b) Paragraph (a) above shall not apply: (i) with respect to any Tax assessed on the Lender: 15 409835-FRASR01A - MSW (A) under the law of the jurisdiction in which the Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which the Lender is treated as resident for tax purposes; or (B) under the law of the jurisdiction in which the Lender's office is located in respect of amounts received or receivable in that jurisdiction, (ii) to the extent a loss, liability or cost: (A) is compensated for by an increased payment under Clause 12.2 (Tax gross-up); (B) would have been compensated for by an increased payment under Clause 12.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 12.2 (Tax gross-up) applied; or (C) relates to a FATCA Deduction required to be made by a Party. (c) A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Borrower of the event which will give, or has given, rise to the claim. 12.4 Tax Credit If the Borrower makes a Tax Payment and the Lender determines that: (a) a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and (b) the Lender has obtained and utilised that Tax Credit, the Lender shall pay an amount to the Borrower which the Lender determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Borrower. 12.5 Stamp taxes The Borrower shall pay and, within three (3) Business Days of demand, indemnify the Lender against any cost, loss or liability the Lender incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document. 12.6 VAT (a) All amounts expressed to be payable under a Finance Document by any Party to the Lender which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by the Lender to any Party under a Finance Document and the Lender is required to account to the relevant tax authority for the VAT, that Party must pay to the Lender (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and the Lender must promptly provide an appropriate VAT invoice to that Party). (b) Where a Finance Document requires any Party to reimburse or indemnify the Lender for any cost or expense, that Party shall reimburse or indemnify (as the case may be) the Lender for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that the Lender reasonably determines that it or a

16 409835-FRASR01A - MSW member of the VAT group of which it is part of is entitled to a repayment or credit in respect of such VAT from the relevant tax authority. (c) In relation to any supply made by the Lender to any Party under a Finance Document, if reasonably requested by the Lender, that Party must promptly provide the Lender with details of that Party's VAT registration and such other information as is reasonably requested in connection with the Lender's VAT reporting requirements in relation to such supply. 12.7 FATCA Information (a) Subject to paragraph (c) below, each Party shall, within ten (10) Business Days of a reasonable request by another Party: (i) confirm to that other Party whether it is: (A) a FATCA Exempt Party; or (B) not a FATCA Exempt Party; (ii) supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and (iii) supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime. (b) If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly. (c) Paragraph (a) above shall not oblige the Lender to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of: (i) any law or regulation; (ii) any fiduciary duty; or (iii) any duty of confidentiality. (d) If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information. (e) If the Borrower is a U.S. Tax Obligor, or the Lender reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten (10) Business Days of: (i) where the Borrower is a U.S. Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement; 17 409835-FRASR01A - MSW (ii) where the Borrower is a U.S. Tax Obligor on a Transfer Date and the relevant Lender is a New Lender, the relevant Transfer Date; (iii) the date a new US Tax Obligor accedes as a Borrower; or (iv) where a Borrower is not a US Tax Obligor, the date of a request from the Lender, supply to the Lender: (v) a withholding certificate on Form W-8, Form W-9 or any other relevant form; or (vi) any withholding statement or other document, authorisation or waiver as the Lender may require to certify or establish the status of such Lender under FATCA or that other law or regulation. (f) The Lender shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the Borrower. (g) If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Lender by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Lender unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Lender). The Lender shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the Borrower. (h) The Lender may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) or (g) above without further verification. The Lender shall not be liable for any action taken by it under or in connection with paragraphs (e), (f) or (g) above. 12.8 FATCA Deduction (a) Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. (b) Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment. 13. Other indemnities 13.1 Currency indemnity (a) If any sum due from the Borrower under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of: (i) making or filing a claim or proof against the Borrower; 18 409835-FRASR01A - MSW (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, the Borrower shall as an independent obligation, within three (3) Business Days of demand, indemnify the Lender against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum. (b) The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable. 13.2 Other indemnities The Borrower shall, within three (3) Business Days of demand, indemnify the Lender against any cost, loss or liability incurred by the Lender as a result of: (a) the occurrence of any Event of Default; (b) a failure by the Borrower to pay any amount due under a Finance Document on its due date; (c) funding, or making arrangements to fund, the Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by the Lender alone); or (d) the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower. 13.3 Indemnity to the Lender The Borrower shall promptly indemnify the Lender against any cost, loss or liability incurred by the Lender (acting reasonably) as a result of: (a) investigating any event which it reasonably believes is an Event of Default; (b) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or (c) instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement. 14. Mitigation by the Lender 14.1 Mitigation (a) The Lender shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax gross-up and indemnities) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or office. (b) Paragraph (a) above does not in any way limit the obligations of the Borrower under the Finance Documents. 19 409835-FRASR01A - MSW 14.2 Limitation of liability (a) The Borrower shall promptly indemnify the Lender for all costs and expenses reasonably incurred by the Lender as a result of steps taken by it under Clause 14.1 (Mitigation). (b) The Lender is not obliged to take any steps under Clause 14.1 (Mitigation) if, in its opinion (acting reasonably), to do so might be prejudicial to it. 15. Costs and expenses (a) The Borrower shall, promptly on demand, pay to the Lender the amount of all costs and expenses (including legal fees) reasonably incurred by the Lender in connection with the negotiation, preparation and execution of this Agreement, the Transaction Security Documents and any other documents referred to in this Agreement and any other Finance Documents executed after the date of this Agreement. (b) If the Borrower requests and amendment, waiver or consent, the Borrower shall, within seven (7) Business Days of demand, reimburse the Lender for the amount of all costs and expenses (including legal fees) reasonably incurred by the Lender in responding to, evaluating, negotiating or complying with that request or requirement. (c) The Borrower shall, within seven (7) Business Days of demand, pay to the Lender the amount of all costs and expenses (including legal fees) incurred by the Lender in connection with the enforcement of, or the preservation of any rights under, any Finance Document. 16. Information undertakings The undertakings in this Clause 16 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force. 16.1 Financial statements The Borrower shall supply to the Lender a PDF copy as soon as the same become available, but in any event within 120 days after the end of each of its financial years: (a)(i) its audited consolidated financial statements for that financial year and (ii) the audited unconsolidated financial statement of the Borrower for that financial year and (b) as soon as the same become available, but in any event within 60 days after the end of each financial quarter (except for each fourth financial quarter) of each of its financial years the unaudited consolidated financial statements of the Group for that financial quarter (including consolidated balance sheet, consolidated income statement, consolidated cash flow statement and corresponding explanations). 16.2 Requirements as to financial statements (a) Each set of financial statements delivered by the Borrower pursuant to Clause 16.1 (Financial statements) shall be certified by a director of the Borrower as fairly presenting its financial condition as at the date as at which those financial statements were drawn up. (b) The Borrower shall procure that each set of financial statements delivered pursuant to Clause 16.1 (Financial statements) is prepared using GAAP. 16.3 Budget (a) The Borrower shall supply to the Lender as soon as the same become available but in any event within sixty (60) days after the start of each of its financial years, an annual budged (the "Budget") for that financial year and the next three (3) financial years.

20 409835-FRASR01A - MSW (b) The Borrower shall ensure that each Budget for a financial year: (i) is in a form reasonably acceptable to the Lender and includes a projected consolidated profit and loss, balance sheet and cashflow statement for the Group and projected capital expenditure for the Group together with corresponding explanations each in respect of the current and the three (3) following financial years for which the Budget is delivered; and (ii) is prepared in accordance with the accounting principles and the accounting practices and financial reference periods applied to financial statements under this Agreement. (c) If the Borrower updates or changes the Budget, it shall promptly deliver to the Lender such updated or changed Budget together with a written explanation of the main changes in that Budget. 16.4 Compliance related proceedings The Borrower undertakes to inform the Lender immediately upon knowledge about any judicial or administrative proceedings or any other official investigation or decision relating to any sanctions, anti-money laundering laws or anti-corruption laws against the Borrower or any of its subsidiaries or affiliates in which he holds a majority, or any member of the supervisory board or the management board or any other employee or any person acting on behalf of any of the foregoing persons. If legally permissible, copies of any judicial or administrative documents have to be made available to the Lender. 16.5 Information: miscellaneous The Borrower shall supply to the Lender: (a) all documents and other information provided by any member of the Group to the agent or any lender under or pursuant to the LBBW RCF; (b) all documents dispatched by the Borrower to its creditors generally at the same time as they are dispatched; (c) promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened in writing or pending against the Borrower or any other member of the Group in in relation to which the value of the claims demanded exceeds EUR 3,000,000 which might, if adversely determined, have a Material Adverse Effect; (d) promptly upon becoming aware of them, information (including, inter alia, lender, borrower, maturity, amount, interest rate and kind of interest) about the implementation of new shareholder loans or amendments, extensions or other changes in any existing shareholder loan; (e) promptly, such information as the Lender reasonably require about the compliance of the Borrower with the terms of any Transaction Security Documents; (f) promptly upon request, such further information regarding the financial condition, business and operations of the Group and/or any member of the Group (including any requested amplification or explanation of any item in the financial statements, budgets or other material provided by the Borrower under this Agreement) as the Lender may reasonably request; (g) promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral body or agency which is made against any member of the Group, and which might have a Material Adverse Effect; 21 409835-FRASR01A - MSW (h) promptly upon becoming aware of them, reasonable details (e.g. key financials, new structure chart of the Group, funds flow statement) of any acquisition with a purchase price exceeding EUR 25,000,000 (including Financial Indebtedness remaining in the relevant target group);and (i) promptly such further information as may be required by applicable banking supervisory laws and regulations and/or in line with standard reasonable banking practice. 16.6 Notification of default (a) The Borrower shall notify the Lender of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence. (b) Promptly upon a request by the Lender, the Borrower shall supply to the Lender a certificate signed by a director with sole power of representation (Einzelvertretungsmacht) or by two of its directors or senior officers with joint power of representation (Gesamtvertretungsmacht) on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it). 16.7 "Know your customer" checks If: (a) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement; (b) any change in the status of the Borrower after the date of this Agreement; or (c) a proposed assignment or transfer by the Lender of any of its rights and obligations under this Agreement, obliges the Lender (or, in the case of paragraph (iii) above, any prospective new lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new lender) in order for the Lender or, in the case of the event described in paragraph (iii) above, any prospective new lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. 17. General undertakings The undertakings in this Clause 17 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force. 17.1 Authorisations The Borrower shall promptly: (a) obtain, comply with and do all that is necessary to maintain in full force and effect; and (b) upon request by the Lender, supply certified copies to the Lender of, 22 409835-FRASR01A - MSW any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document. 17.2 Compliance with laws The Borrower shall comply in all respects with all laws to which it is subject, where a failure to do so has, or is reasonably likely to have, a Material Adverse Effect. 17.3 Negative pledge In this Clause 17.3, "Quasi-Security" means an arrangement or transaction described in paragraph (b) below. (a) The Borrower shall not (and the Borrower shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets. (b) The Borrower shall not (and the Borrower shall ensure that no other member of the Group will): (i) sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by the Borrower or any other member of the Group; (ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms; (iii) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or (iv) enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or financing the acquisition of an asset. (c) Paragraphs (a) and (b) above do not apply to any Security or (as the case may be) Quasi-Security, listed below: (i) created pursuant to any of the Transaction Security Documents; (ii) any Security or Quasi-Security entered into under or in connection with the LBBW RCF; (iii) any Security existing at the date hereof; (iv) any Security securing Financial Indebtedness permitted under Clause 17.5 (Financial Indebtedness) of this Agreement; (v) any netting or set-off arrangement entered into by the Borrower or any other member of the Group in the ordinary course of its banking arrangements for the purpose of netting debt and credit balances and any lien arising under the general terms and conditions of banks (Allgemeine Geschäftsbedingungen der Banken oder Sparkassen) with whom the Borrower or any other member of the Group maintains a banking relationship in the ordinary course of business; (vi) any payment or close out netting or set-off arrangement pursuant to any treasury transaction entered into by a the Borrower or any other member of the Group for the purpose of (i) hedging any risk to which any member of the Group is exposed in its ordinary course of trading; or (ii) its interest rate or 23 409835-FRASR01A - MSW currency management operations which are carried out in the ordinary course of business and for non-speculative purposes only, excluding, in each case, any Security or Quasi-Security under a credit support arrangement in relation to a treasury transaction; (vii) any lien arising by operation of law and in the ordinary course of business; (viii) any Quasi-Security arising as a result of a disposal which is a permitted pursuant to paragraph (b) of Clause 17.4 (Disposal); (ix) any security transfers granted by a member of the Group other than SIGNA Sport Online GmbH or any of its Subsidiaries in connection with a purchase cooperation in the ordinary course of trading and in relation to movable assets located at warehouse locations; (x) any Security arising under any retention of title (including any extended retention of tile (verlängerter Eigentumsvorbehalt), hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of business and on the supplier’s general business conditions (Allgemeine Geschäftsbedingungen); (xi) any Security or Quasi-Security over or affecting any asset acquired by a member of the Group after the date of this Agreement if: (i) the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by a member of the Group; (ii) the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a member of the Group; and (iii) the Security or Quasi-Security is removed or discharged within six (6) Months of the date of acquisition of such asset; (xii) any guarantee or Security created or subsisting in order to secure any obligations incurred in order to comply with the requirements of section 8a of the German Partial Retirement Act (Altersteilzeitgesetz) or pursuant to section 7e of the Fourth Book of the German Social Security Code (SGB IV) or pursuant to section 4 of the German Act for the Improvement of Occupational Pensions Schemes (Gesetz zur Verbesserung der betrieblichen Altersvorsorge); (xiii) any Security or Quasi-Security over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement, where the Security or Quasi-Security is created prior to the date on which that company becomes a member of the Group, if: (i) the Security or Quasi- Security was not created in contemplation of the acquisition of that company; (ii) the principal amount secured has not increased in contemplation of or since the acquisition of that company; and (iii) the Security or Quasi-Security is removed or discharged within six (6) Months of that company becoming a member of the Group; (xiv) any Security securing indebtedness the amount of which (when aggregated with the amount of any other indebtedness which has the benefit of a Security not allowed under the preceding Sub-clauses) does not exceed EUR 10,000,000 (or its equivalent) at any time; and (xv) any other Security or Quasi-Security granted with prior written Lender's consent.

24 409835-FRASR01A - MSW 17.4 Disposals (a) The Borrower shall not (and it shall ensure that no other member of the Group will) enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to sell, lease, loan, grant any option over, transfer, redeem or otherwise dispose of any asset or shares. (b) Paragraph (a) above does not apply to any sale, lease, transfer or other disposal: (i) made in the ordinary course of trading of the disposing entity; (ii) of any asset by a member of the Group to another member of the Group; (iii) of assets in exchange for other assets comparable or superior as to type, value and quality (other than an exchange of a non-cash asset for cash); (iv) of obsolete or redundant vehicles, plant and equipment for cash; (v) of cash equivalent investments for cash or in exchange for other cash equivalent investments; (vi) where the Borrower is required to effect such disposal by law or any governmental authority or agency; (vii) of any intra-Group loan as a result of the conversion of such intra-Group loan into equity (whether by way of equity contributions (Kapitalrücklage) or otherwise); (viii) which is permitted pursuant to paragraph (c) of Clause 17.3 (Negative Pledge), paragraph (b) of Clause 17.8 (Merger); (ix) as set out in any SPAC structure memorandum and provided that it has no negative impact on the Group and does not trigger a Change of Control; (x) not permitted by the preceding paragraphs and the aggregated amount of which does not exceed EUR 5,000,000 (or its equivalent) per annum and EUR 20,000,000 (to be increased on a pro rata basis in case of an increase or establishment of further Commitments over the lifetime of this Agreement); or (xi) otherwise with the Lender's prior written consent. 17.5 Financial Indebtedness (a) The Borrower may not (and shall ensure that no other member of the Group will) incur or permit to be outstanding any Financial Indebtedness. (b) Paragraph (a) above does not apply to Financial Indebtedness which is: (i) Financial Indebtedness existing as of the date of this Agreement; (ii) arising under the Finance Documents; (iii) arising under an acquisition financing provided that such Financial Indebtedness is fully refinanced within twelve (12) Months from the closing of the acquisition verifiably through equity contribution including unsecured convertible bonds which have a term which ends not earlier than the Termination Date hereunder or new shareholder loans; (iv) arising under any deferred payment arrangement (for a period up to 120 days) granted to any member of the Group by its suppliers on normal commercial terms and in the ordinary course of its trading activities; 25 409835-FRASR01A - MSW (v) any Financial Indebtedness owed to another member of the Group; (vi) any Financial Indebtedness arising under, or in connection with, the intra-day- cash-pooling system in operation within the Group, vis-à-vis any bank involved in such system, provided any such Financial Indebtedness is dis- charged no later than at midnight of the day it has arisen; (vii) any derivative transaction protecting against or benefiting from fluctuations in any currency exchange or other rate or price, entered into in the ordinary course of business; (viii) any liability pursuant to a fiscal unit (fiscale eenheid) for Dutch corporate income tax or value added tax purposes; (ix) any liability pursuant to a declaration of joint and several liability as referred to in Section 2:403 of the Dutch Civil Code; (x) arising under finance lease of vehicles, plant, equipment or computers; (xi) incurred pursuant to section 8a of the German Partial Retirement Act (Altersteilzeitgesetz) or pursuant to section 7e of the Fourth Book of the German Social Security Code (SGB IV) or pursuant to section 4 of the German Act for the Improvement of Occupational Pensions Schemes (Gesetz zur Verbesserung der betrieblichen Altersvorsorge); (xii) any guarantees arising in connection with rental contracts in the ordinary course of business which together with any guarantee permitted under paragraph (b)(iii) of Clause 17.7 (Guarantee) in aggregate do not exceed EUR 10,000,000 at any time; (xiii) which is permitted pursuant to paragraph (b) of Clause 17.6 (Loans or Credit) or paragraph (b) of Clause 17.7 (Guarantees); (xiv) of any company which becomes a member of the Group after the date of this Agreement which is incurred under arrangements in existence at the date of acquisition, but not incurred or increased or having its maturity date extended in contemplation of, or since, that acquisition, and outstanding only for a period of six (6) Months following the date of acquisition; (xv) not permitted by the preceding paragraphs provided that the aggregated amount of all such Financial Indebtedness does not exceed EUR 15,000,000 (or its equivalent) at any time; or (xvi) incurred or outstanding with the written consent of the Lender. 17.6 Loans or Credit (a) The Borrower shall not (and the Borrower shall ensure that no other member of the Group will) be a creditor in respect of Financial Indebtedness. (b) Paragraph (a) does not apply to: (i) any deferred payments (for a period up to 120 days) granted by any member of the Group to its customers on normal commercial terms and in the ordinary course of its trading activities; (ii) a loan made by the Borrower or another member of the Group to a member of the Group; 26 409835-FRASR01A - MSW (iii) any trade credit extended by the Borrower to its customers on normal commercial terms and in the ordinary course of its trading activities; (iv) a loan made by the Borrower to an employee or director or to any third party provided that the aggregated amount of all such loans does not exceed EUR 5,000,000 (or its equivalent) at any time; (v) any loan with the Lender's prior consent. 17.7 Guarantees (a) The Borrower shall not (and the Borrower shall ensure that no other member of the Group will) issue any guarantee, indemnity, bond or letter of credit to or for the benefit of, or in respect of liabilities or obligations of, any other person or voluntarily assume any liability (whether actual or contingent) of any other person. (b) Paragraph (a) above does not apply to: (i) any guarantee granted under or in connection with the LBBW RCF; (ii) any guarantee, performance or similar bond guaranteeing performance by a member of the Group under any contract entered into in the ordinary course of business; (iii) guarantee, indemnity, bond or letter of credit arising in connection with rental contracts in the ordinary course of business which together with any Financial Indebtedness permitted under paragraph (b)(xii) of Clause 17.5 (Financial Indebtedness) in aggregate do not exceed EUR 10,000,000 at any time; (iv) guarantee, indemnity, bond or letter of credit issued by any member of the Group in connection with the greenfield 3PL-logistics project with respect to the operation of a distribution warehouse in Hockenheim, Germany up to a maximum amount of EUR 5,000,000; (v) any guarantee or indemnity in the ordinary course of documentation of an acquisition permitted under the Finance Documents; (vi) any guarantee given pursuant to section 8a of the German Partial Retirement Act (Altersteilzeitgesetz) or pursuant to section 7e of the Fourth Book of the German Social Security Code (SGB IV) or pursuant to section 4 of the German Act for the Improvement of Occupational Pensions Schemes (Gesetz zur Verbesserung der betrieblichen Altersvorsorge); (vii) customary indemnities given to directors and officers of the Group in their capacity as such; (viii) guarantee, indemnity, bond or letter of credit issued by any member of the Group as security for obligations permitted hereunder; (ix) which is otherwise permitted pursuant to paragraph (c) of Clause 17.3 (Negative Pledge) or paragraph (b) of Clause 17.5 (Financial Indebtedness); (x) any guarantee, indemnity, bond or letter of credit given with the prior written consent of the Lender; (xi) not permitted by the preceding paragraphs and which in aggregate do not exceed EUR 15,000,000 at any time. 27 409835-FRASR01A - MSW 17.8 Merger (a) The Borrower shall (and the Borrower shall ensure that no other member of the Group will) not enter into any demerger, merger or corporate reconstruction. (b) Paragraph (a) above does not apply to to amalgamation, demerger, merger or corporate reconstruction: (i) within the Group; (ii) as set out in any SPAC structure memorandum and provided that it has no negative impact on the Group and does not trigger a Change of Control; or (iii) permitted pursuant to Clause 17.4 (Disposals). 17.9 Restricted payments (a) The Borrower shall not (and shall ensure that no other Member of the Group will): (i) declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital); (ii) repay or distribute any dividend or, if applicable, share premium reserve; (iii) repay (including interest) any shareholder loan other than a shareholder loan granted by the Lender or any Subsidiary of the Lender to another member of the Group; (iv) pay or allow any member of the Group to pay any management, advisory or other fee or payment to or to the order of any direct shareholders of the Borrower; or (v) redeem, repurchase, defease, retire or repay or redeem any of its share capital or capital reserves or resolve to do so. (b) Paragraph (a) above does not apply to payments: (i) to direct shareholders with respect to management fees and other fees and expenses in the ordinary course of business up to an aggregate amount of EUR 2,000,000 per annum; (ii) up to 20% of the net profit (Jahresüberschuss) as stated in the respective annual audited (consolidated) financial statements (festgestellter Jahresabschluss); or (iii) otherwise with the Lender's prior consent. 17.10 Further Assurance / Condition Subsequent The Borrower shall without undue delay do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Lender may reasonably specify (and in such form as the Lender may reasonably require): (i) without undue delay from the date of this Agreement, use its reasonable efforts to obtain from LBBW and the other lenders under the LBBW RCF and addressees of an equity commitment letter (Patronatserklärung) dated 30 May 2022 (the "ECL") issued by Lender (a) the confirmation that the Lender's obligation under the ECL to provide the Borrower with funds in an amount of up to EUR 50,000,000 until 30 June 2023 at the latest in order to secure the receipt of the Equity Commitment III (as defined in the ECL) is satisfied by

28 409835-FRASR01A - MSW entering into this Agreement and (b) the consent to amend the up EUR 50,000,000 revolving credit agreement (the "RCF I") between the Borrower and the Lender dated 3 May 2022 in order to ensure that clause 2.2 (Increase) of the RCF I will be deleted and the Lender's obligation under RCF I to provide for a New Commitment (as defined under RCF I) will be cancelled; (ii) upon request of the Lender, enter into the notarized Share Pledge Agreement as Transaction Security, provided the Borrower is not required to comply with such request prior to 1 September 2022 (or such other date agreed between the Lender and the Borrower) and further provided that such share pledges shall rank junior to share pledges over the shares in SIGNA GmbH securing external third party financing; (iii) to perfect, protect or maintain the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Lender provided by or pursuant to the Finance Documents or by law; and/or (iv) to facilitate in accordance with the Transaction Security Documents the realisation of the assets which are, or are intended to be, the subject of the Transaction Security. 18. Events of Default Each of the events or circumstances set out in this Clause 18 is an Event of Default (save for Clause 18.10 (Acceleration). 18.1 Non-payment The Borrower does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless: (a) its failure to pay is caused by administrative or technical error; and (b) payment is made within five (5) Business Days of its due date. 18.2 Other obligations (a) The Borrower does not comply with any provision of the Finance Documents (other than those referred to in Clause 18.1 (Non-payment)). (b) No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within ten (10) Business Days of the earlier of (A) the Lender giving notice to the Borrower and (B) the Borrower becoming aware of the failure to comply. 18.3 Cross default (a) Any Financial Indebtedness of the Borrower (or any other member of the Group) is not paid when due nor within any applicable grace period. 29 409835-FRASR01A - MSW (b) Any Financial Indebtedness of the Borrower (or any other member of the Group) is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described). (c) Any commitment of any Financial Indebtedness of the Borrower (or any other member of the Group) is cancelled or suspended by any of its creditors as a result of an event of default (however described). (d) Any creditor of the Borrower (or any other member of the Group) becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described). (e) No Event of Default will occur under this Clause 18.3 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraph (a) to (d) above is less than EUR 5,000,000 (or its equivalent in any other currency or currencies). 18.4 Insolvency (a) A member of the Group (i) is unable or admits inability to pay its debts as they fall due; (ii) suspends making payments on any of its debts; or (iii) by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding the Lender in its capacity as such) with a view to rescheduling any of its indebtedness. (b) A member of the Group incorporated in Germany is unable to pay its debts as they fall due (zahlungsunfähig) within the meaning of section 17 of the Insolvency Code (Insolvenzordnung) or is overindebted within the meaning of section 19 of the Insolvency Code (Insolvenzordnung) or, with respect to any other member of the Group, the value of the assets of any member of the Group is less than its liabilities (taking into account contingent and prospective liabilities). (c) The value of the assets of the Borrower is less than its liabilities (taking into account contingent and prospective liabilities). (d) A moratorium is declared in respect of any indebtedness of the Borrower or any other member of the Group. 18.5 Insolvency proceedings (a) Any corporate action, legal proceedings or other procedure or step is taken in relation to: (i) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group other than a solvent liquidation or reorganisation of a member of the Group which is not the Borrower; (ii) a composition, compromise, assignment or arrangement with any creditor of any member of the Group; (iii) the appointment of a liquidator (other than in respect of a solvent liquidation or reorganisation of a member of the Group which is not the Borrower), receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any member of the Group or any of its assets; or 30 409835-FRASR01A - MSW (iv) enforcement of any Security over any assets of any member of the Group, or any analogous procedure or step is taken in any jurisdiction which includes faillissement, surséance van betaling, noodregeling and ontbinding and the appointment of a curator or bewindvoerder. (b) This Clause 18.5 shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within twenty one (21) days of commencement. 18.6 Creditors' process Any expropriation, attachment, sequestration, distress or execution "(including by way of executory attachment (executoriaal beslag) or interlocutory attachment (conservatoir beslag)) affects any asset or assets of the Borrower or any other member of the Group having an aggregate value of at least EUR 500,000 and is not discharged within fourteen (14) days of commencement. 18.7 Unlawfulness It is or becomes unlawful for the Borrower to perform any of its obligations under the Finance Documents. 18.8 Repudiation The Borrower repudiates a Finance Document or evidences an intention to repudiate a Finance Document. 18.9 Material adverse change Any event or circumstance occurs which has a Material Adverse Effect. 18.10 Acceleration On and at any time after the occurrence of an Event of Default which is continuing the Lender may, by notice to the Borrower: (a) cancel (kündigen) the Commitment whereupon it shall immediately be cancelled; and/or (b) declare (kündigen) that all or part of the Loans, together with accrued interest and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or (c) exercise any or all of its rights, remedies, powers or discretions under the Finance Documents. 19. Changes to the Lender 19.1 Assignments and transfers by the Lender Subject to this Clause 19, the Lender (the "Existing Lender") may: (a) assign any of its rights ("Assignment"); or (b) assign and transfer by way of assumption of contract (Vertragsübernahme) any of its rights and obligations ("Transfer"), to any of its Affiliates or to a trust, fund or other entity directly or indirectly controlled by the Lender upon its sole discretion (each such assignee or transferee, a "New Lender"). 31 409835-FRASR01A - MSW 19.2 Limitation of responsibility of Existing Lenders (a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for: (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents; (ii) the financial condition of the Borrower; (iii) the performance and observance by the Borrower of its obligations under the Finance Documents or any other documents; or (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document, and any representations or warranties implied by law are excluded. (b) Each New Lender confirms to the Existing Lender that it: (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Borrower and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and (ii) will continue to make its own independent appraisal of the creditworthiness of the Borrower and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force. (c) Nothing in any Finance Document obliges an Existing Lender to: (i) accept a re-assignment or a re-assignment and re-transfer by way of assumption of contract (Vertragsübernahme) from a New Lender of any of the rights and obligations assigned or assigned and transferred by way of assumption of contract (Vertragsübernahme) under this Clause 19; or (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by the Borrower of its obligations under the Finance Documents or otherwise. 19.3 Procedure for Transfer (a) A Transfer is effected in accordance with paragraph (c) below when the Existing Lender and the New Lender execute an otherwise duly completed Transfer Agreement. (b) On the Transfer Date: (i) to the extent that in the Transfer Agreement the Existing Lender seeks to assign and transfer by way of assumption of contract (Vertragsübernahme) its rights and obligations under the Finance Documents, the Borrower and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the "Discharged Rights and Obligations"); (ii) the Borrower and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as the Borrower and the New

32 409835-FRASR01A - MSW Lender have assumed and/or acquired the same in place of the Borrower and the Existing Lender; (iii) the New Lender shall acquire the same rights and assume the same obligations as it would have acquired and assumed had the New Lender been an original Lender with the rights and/or obligations acquired or assumed by it as a result of the assignment and transfer by way of assumption of contract (Vertragsübernahme) and to that extent the Existing Lender shall be released from further obligations under the Finance Documents and (iv) the New Lender shall become a Party as a "Lender". 19.4 Copy of Transfer Agreement to Borrower The New Lender shall, as soon as reasonably practicable after it has executed a Transfer Agreement, send to the Borrower a copy of that Transfer Agreement. 20. Changes to the Borrower The Borrower may not assign any of its rights or transfer any of its rights or obligations under the Finance Documents. 21. Exclusion of liability (a) Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Lender), the Lender will not be liable for: (i) any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document, unless directly caused by the gross negligence or wilful misconduct of the Lender; (ii) exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document, other than by reason of its gross negligence or wilful misconduct; or (iii) without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (but not including any claim based on the fraud of the Lender) arising as a result of: (A) any act, event or circumstance not reasonably within its control; or (B) the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action. 33 409835-FRASR01A - MSW (b) No Party (other than the Lender, as the case may be) may take any proceedings against any officer, employee or agent of the Lender in respect of any claim it might have against the Lender or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Lender may rely on this Clause. (c) Without prejudice to any provision of any Finance Document excluding or limiting the Lender's liability, any liability of the Lender arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Lender or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Lender at any time which increase the amount of that loss. In no event shall the Lender be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Lender has been advised of the possibility of such loss or damages. 22. Payment mechanics 22.1 Payments to the Lender (a) On each date on which the Borrower is required to make a payment under a Finance Document, the Borrower shall make the same available to the Lender for value on the due date at the time and in such funds specified by the Lender as being customary at the time for settlement of transactions in the relevant currency in the place of payment. (b) Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or Frankfurt am Main, as specified by the Lender) and with such bank as the Lender, in each case, may notify to the Borrower by not less than five (5) Business Days' notice. (c) Payment shall be made to such account as specified by the Borrower in the relevant Utilisation Request). 22.2 Distributions to the Borrower The Lender may (with the Borrower's consent or in accordance with Clause 23 (Set-off)) apply any amount received by it to the Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Borrower under the Finance Documents or in or towards purchase of any amount of any currency to be so applied. 22.3 Partial payments (a) If the Lender receives a payment that is insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents, the Lender shall apply that payment towards the obligations of the Borrower under the Finance Documents in any order selected by the Lender. (b) Paragraph (a) above will override any appropriation made by the Borrower. 22.4 No set-off by the Borrower All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim unless the counterclaim is undisputed or has been confirmed in a final non-appealable judgement. 34 409835-FRASR01A - MSW 22.5 Business Days (a) Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not). (b) During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date. 22.6 Currency of account (a) Subject to paragraphs (b) to (e) below, euro is the currency of account and payment for any sum due from the Borrower under any Finance Document. (b) A repayment of a Loan or Unpaid Sum or a part of the Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated, pursuant to this Agreement, on its due date. (c) Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued. (d) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred. (e) Any amount expressed to be payable in a currency other than euro shall be paid in that other currency. 23. Set-off The Lender may set off any matured obligation due from the Borrower under the Finance Documents against any satisfiable (erfüllbar) obligation (within the meaning of section 387 Civil Code) owed by the Lender to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. 24. Notices 24.1 Communications in writing Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by letter. 24.2 Addresses and electronic mail address The address and electronic mail address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is that identified with its name below or any substitute address or electronic mail address or department or officer as the Party may notify to the other Parties by not less than five (5) Business Days' notice. 24.3 Delivery (a) Any communication or document made or delivered by the Lender to another Party under or in connection with the Finance Documents will only be effective when it has been left at the relevant address and actual notice of the receipt of such letter could be expected under regular circumstances, if a particular department or officer is specified 35 409835-FRASR01A - MSW as part of its address details provided under Clause 24.2 (Addresses and electronic mail address), if addressed to that department or officer. (b) Any communication or document to be made or delivered to the Lender will be effective only when it has been left at the relevant address and actual notice of the receipt of such letter could be expected under regular circumstances and then only if it is expressly marked for the attention of the department or officer identified with the Lender's signature below (or any substitute department or officer as the Lender shall specify for this purpose). (c) Any communication or document which becomes effective, in accordance with paragraphs (a) and (b) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day. 24.4 Electronic communication (a) Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) to an electronic mail address identified in accordance with Clause 24.2 (Addresses and electronic mail address). (b) Any such electronic communication as specified in paragraph (a) above made between any two Parties will be effective only when actually received (or made available) in readable form. (c) Any electronic communication which becomes effective, in accordance with paragraph (b) above, after 5 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day. (d) Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 24.4. 24.5 English language (a) Any notice given under or in connection with any Finance Document must be in English. (b) All other documents provided under or in connection with any Finance Document must be: (i) in English; or (ii) if not in English, and if so required by the Lender, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document. 25. Calculations and certificates 25.1 Certificates and Determinations (a) The Lender makes the certifications or determinations of a rate or amount under any Finance Document in the exercise of their unilateral right to specify performance (einseitiges Leistungsbestimmungsrecht) which they will exercise with reasonable discretion (billiges Ermessen).

36 409835-FRASR01A - MSW (b) The Parties agree not to dispute in any legal proceeding the correctness of the determinations and certifications of a rate or amount made by the Lender under any Finance Document unless the determinations or certifications are inaccurate on their face or fraud can be shown. 25.2 Day count convention Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Market differs, in accordance with that market practice. 26. Partial invalidity and unintentional gaps If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired. Invalid provisions and unintended gaps in the Agreement shall be replaced or filled in accordance with the intent of the Parties and the purpose of this Agreement. 27. Remedies and waivers No failure to exercise, nor any delay in exercising, on the part of the Lender, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No waiver or election to affirm any Finance Document on the part of the Lender shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law. 28. Amendments and waivers 28.1 Required consents No term of any of the Finance Documents may be amended or waived without the prior consent of the Lender and the Borrower and any such amendment or waiver will be binding on all Parties. 29. Confidential Information 29.1 Confidentiality The Lender agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 29.2 (Disclosure of Confidential Information), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information. 29.2 Disclosure of Confidential Information The Lender may disclose: (a) to any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and representatives such Confidential Information as the Lender shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the 37 409835-FRASR01A - MSW confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information; (b) to any person: (i) to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Lender and, in each case, to any of that person's Affiliates, representatives and professional advisers; (ii) with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or the Borrower and to any of that person's Affiliates, representatives and professional advisers; (iii) appointed by the Lender or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf; (iv) who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above; (v) to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation; (vi) to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes; (vii) who is a Party; or (viii) with the consent of the Borrower; in each case, such Confidential Information as the Lender shall consider appropriate if: (A) in relation to paragraphs (b)(i), (b)(ii) and b(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information; (B) in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; (C) in relation to paragraphs (b)(v) and (b)(vi) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential 38 409835-FRASR01A - MSW Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Lender, it is not practicable so to do in the circumstances; and (c) to any person appointed by the Lender or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in a form of confidentiality undertaking agreed between the Borrower and the Lender. 29.3 Entire agreement This Clause 29 constitutes the entire agreement between the Parties in relation to the obligations of the Lender under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information. 29.4 Notification of disclosure The Lender agrees (to the extent permitted by law and regulation) to inform the Borrower: (a) of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 29.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and (b) upon becoming aware that Confidential Information has been disclosed in breach of this Clause 29. 29.5 Continuing obligations The obligations in this Clause 29 are continuing and, in particular, shall survive and remain binding on the Lender for a period of twelve (12) months from the earlier of: (a) the date on which all amounts payable by the Borrower under or in connection with this Agreement have been paid in full and the Commitment has been cancelled or otherwise cease to be available; and (b) the date on which the Lender otherwise ceases to be Lender. 30. Conclusion of this Agreement (a) This Agreement may be concluded by an exchange of emails (an exchange of signature pages suffices). (b) In relation to the necessary receipt of the signed signature pages (Zugang) by each Party, it shall be sufficient that each Party transmits its signed signature pages to Skadden, Arps, Slate, Meagher & Flom LLP, Frankfurt am Main office (the "Recipient") addressed to , Dr. Jörg Hanke and Dr. Stephan Hutter by electronic mail to joerg.hanke@skadden.com and stephan.hutter@skadden.com. The Agreement shall be concluded with the receipt of the last signature page by the Recipient. (c) For the purposes of paragraph (b) above, each Party authorises the Recipient to receive on its behalf the signature pages from all the other Parties. For the avoidance of doubt, the Recipient shall have no further duties connected with its position as 39 409835-FRASR01A - MSW Recipient (in particular, but not limited to, the Recipient is under no obligation to check the genuiness of the signatures of the authorisation of the signatories). (d) For information purposes only, the Recipient will email all received signature pages to all the Parties. (e) For purposes of proof and confirmation only, each Party may request that one or several copies of this Agreement shall be originally signed by the Parties. 31. Governing law This Agreement and any non-contractual obligations arising out of or in connection with it are governed by German law. 32. Enforcement 32.1 Jurisdiction (a) The courts of Frankfurt am Main have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute"). (b) This Clause 32.1 is for the benefit of the Lender only. As a result, the Lender shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Lender may take concurrent proceedings in any number of jurisdictions. This Agreement has been entered into on the date stated at the beginning of this Agreement.

40 409835-FRASR01A - MSW SCHEDULE 1 CONDITIONS PRECEDENT 1. A copy of a resolution of the board of the Borrower approving the terms of, and the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party. 2. A fully signed copy of this Agreement. 41 409835-FRASR01A - MSW SCHEDULE 2 UTILISATION REQUEST From: SIGNA Sports United N.V To: [●] Dated: Dear Sirs SIGNA Sports United N.V. – EUR [●]Revolving Facility Agreement dated [●] 2022 (the "Agreement") 1. We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request. 2. We wish to borrow a Loan on the following terms: Proposed Utilisation Date: [●] or, if that is not a Business Day, the next Business Day) Currency of Loan: Euro Amount: [●] Interest Period: [●] 3. We confirm that each condition specified in clause 4.2 (Further conditions precedent) of the Agreement is satisfied on the date of this Utilisation Request. 4. [The proceeds of the Utilisation are to be credited are to be credited as follows: [●] 5. This Utilisation Request is irrevocable. Yours faithfully ___________________________ authorized signatory for SIGNA Sports United N.V. 42 409835-FRASR01A - MSW SCHEDULE 3 FORM OF TRANSFER AGREEMENT [●] (the "Existing Lender") [●] (the "New Lender") Dated: SIGNA Sports United N.V. – EUR [●]Revolving Facility Agreement dated [●] 2022 (the "Agreement") 1. We refer to the Agreement. This is a Transfer Agreement. Terms defined in the Agreement have the same meaning in this Transfer Agreement unless given a different meaning in this Transfer Agreement. 2. The Existing Lender desires to transfer by way of assumption of contract (Vertragsübernahme) all or part of its rights and obligations under the Agreement to the New Lender. We refer to clause 19.3 (Procedure for transfer) of the Agreement: (a) The Existing Lender hereby transfers to the New Lender by way of assumption of contract (Vertragsübernahme) all or part of its rights and obligations 'under the Agreement as referred to in the Schedule, and the New Lender accepts that transfer. (b) The New Lender assumes those rights and obligations. (c) The New Lender hereby offers to become a Party to the Agreement and to assume the position of a Lender in accordance with clause 19.1 (Assignments and transfers by the Lenders) and clause 19.3 (Procedure for transfer) of the Agreement, and the Existing Lender accepts that offer. (d) The proposed Transfer Date is [●]. (e) The facility office and address, email and attention details for notices of the New Lender for the purposes of clause 24.2 (Addresses and electronic mail address) are set out in the Schedule. 3. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in clause 19.2 (Limitation of responsibility of Existing Lenders). 4. This Transfer Agreement is governed by German law and the parties submit to the non-exclusive jurisdiction of the courts in Frankfurt am Main. 5. The Borrower has granted its consent to the above assumption of contract (Vertragsübernahme) on [●] in writing. [Existing Lender] [New Lender ] By: By: 43 409835-FRASR01A - MSW THE SCHEDULE Commitment/rights and obligations to be transferred [insert relevant details] [facility office address, email and attention details for notices and account details for payments.]

DocuSign Envelope ID: 186374FD-ACA1-4D28-8E99-561D5AEB95C1

SIGNATURE PAGE

The Borrower

SIGNA Sports United N.V.

Address: Kantstraße. 164
10623 Berlin

Email:

Attention:

DocuSigned by:
Mike Özkan
752CF4D409D8434...

By: ____________________________
Name: Mike Özkan
Title: Chairman of the Board

DocuSigned by:
90D53B176AFF4CF...

By: ____________________________
Name: Stephan Zoll
Title: CEO

409835-FRASR01A - MSW

SIGNATURE PAGE

The Lender

SIGNA Holding GmbH

Address: Maria-Theresien-Straße 31
6020 Innsbruck

Email:

Attention:

SIGNA
Marcus Mühlberger

By: ____________________________
Name: Marcus Mühlberger
Title: Managing Director

SIGNA
Christoph Stadlhuber

By: ____________________________
Name: Christoph Stadlhuber
Title: Managing Director

409835-FRASR01A - MSW